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                                                                    EXHIBIT 3.43

                           ARTICLES OF INCORPORATION

                                       OF

                   WCI COMMUNITIES PROPERTY MANAGEMENT, INC.

     The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I. NAME

     The name of the corporation shall be WCI Communities Property Management, Inc. The principal place of business of this corporation shall be 801 Laurel Oak Drive, Suite 500, Naples, Florida 34108.

                         ARTICLE II. NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is One Hundred (100) shares of common stock having One Dollar ($1.00) par value per share.

                    ARTICLE IV. REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation shall be 801 Laurel Oak Drive, Suite 500, Naples, Florida 34108, and the name of the initial registered agent of the corporation is Vivien N. Hastings.

                          ARTICLE V. TERM OF EXISTENCE

     This corporation is to exist perpetually.

                             ARTICLE VI. DIRECTORS

     This corporation shall have three directors initially. The number of directors may be changed from time to time in accordance with the By-Laws but shall never be less than one. The names and addresses of the initial directors of the corporation are:

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            Alfred Hoffman, Jr.     801 Laurel Oak Drive, Suite 500
                                    Naples, Florida 34108
            Scott R. Whitney        801 Laurel Oak Drive, Suite 500
                                    Naples, Florida 34108
            Alice J. Carlson        801 Laurel Oak Drive, Suite 500
                                    Naples, Florida 34108

                         ARTICLE VII. SOLE INCORPORATOR

      The name and street address of the sole incorporator is:

            Vivien N. Hastings      801 Laurel Oak Drive, Suite 500
                                    Naples, Florida 34108

                         ARTICLE VIII. INDEMNIFICATION

      This corporation shall indemnify each officer and director, including former officers and directors, to the full extent permitted by law.

      IN WITNESS WHEREOF, THE UNDERSIGNED, as Incorporator, hereby executes these Articles of Incorporation on the 5th day of March, 1997.

                                          /s/ VIVIEN N. HASTINGS
                                          -------------------------------------
                                          Vivien N. Hastings, Incorporator


STATE OF FLORIDA
COUNTY OF COLLIER

      BEFORE ME, the undersigned authority, personally appeared Vivien N. Hastings, known to me and known by me to be the person described in and who executed the foregoing and who acknowledged before me that she executed the same for the uses and purposes therein expressed. She is personally known to me.

      WITNESS my hand and official seal in the County and State last aforesaid, this 10th day of March, 1997.

       [SEAL]                             /s/ CARIN A. MELBY
                                          -------------------------------------
                                          Notary Public




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     Having been named to accept service of process for the above stated
corporation, at the place designated in this Certificate, I hereby agree to act in this capacity and I further agree to comply with the provisions of all the statutes relative to the proper and complete performance of my duties.

                                                        /s/ VIVIEN N. HASTINGS
                                                        ------------------------
                                                        Vivien N. Hastings

                                                        Date: March 10, 1997
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